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                                                                     EXHIBIT 4.3

                        CRYSTAL MEDICAL PRODUCTS, INC.
                Class A 10% Subordinated Convertible Debenture


No. ______                                                     ___________, 1998

$_________

            CRYSTAL MEDICAL PRODUCTS, INC., an Illinois corporation (hereinafter called "Company") for value received, promises to pay to the order of____________ ("Holder") the sum of___________________________ ($_________) in
lawful money of the United States on the Maturity Date (as defined herein).

            This debenture ("Debenture") is one of an authorized issue of Class A 10% Convertible Subordinated Debentures (collectively, the "Debentures" or individually a "Debenture") limited in the aggregate to $2,200,000 offered pursuant to a Private Placement Memorandum dated April 6, 1998, all of like tenor and maturity except the variations necessary to express the principal amount and registered owner of each Debenture.

            THIS DEBENTURE IS NON-NEGOTIABLE, and can only be assigned or transferred as provided for herein.

            The following is a statement of the rights of the holder of this Debenture and the terms and conditions to which this Debenture is subject, to which the Holder assents:

            1. Payment of Principal and Interest. Company will pay interest semi-annually in arrears from the date of issue on the unpaid principal balance at the rate of Ten Percent (10%) per annum on July 1 and January 1, commencing on July 1, 1998 through the Maturity Date, to holders of record at the close of business thirty (30) days prior to each interest payment date. Interest will be calculated on the basis of a 360 day year. Company will pay the entire principal amount of this Debenture, together with all accrued and unpaid interest thereon, on the Maturity Date.

            2. Place of Payment. The principal and interest of this Debenture shall be payable without setoff or reduction at the principal office of the Company, c/o Ginader, Jones & Co., LLP, 321 Spruce Street, Suite 525, Scranton, PA 18503, or at such other place to which such office may have been moved (the "Principal Office") unless another place of payment is specified in writing by the Company.

            3. Maturity Date. This Debenture shall mature and all unpaid principal and interest shall be automatically due and payable, without notice or demand, upon the earliest to occur (the "Maturity Date") of the following dates:
(i) May 1, 2003; or (ii) closing of any Equity Financing (as defined herein) resulting in proceeds to Company of at least $2,500,000. As used
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herein, the term "Equity Financing" shall mean and include the sale by Company in any public or private offering, of shares of any class of its New Common Stock or any security convertible into such shares.

            4. Optional Conversion. For purposes of this Section 4, the "Conversion Termination Date" shall mean the earlier of the following dates: (i) April 1, 2003; or (ii) sixty (60) days following the mailing postmark date of written notice by the Company to the Holders that it intends to close under an Equity Financing. This Debenture may be converted at any time after, but not before, May 1, 1999 (or at any time following written notice by the Company to the Holders that it intends to close under an Equity Offering) and prior to the Conversion Termination Date in whole or in part, at the option of the Holder (the "Conversion") into that number of whole shares of the Company's fully-paid and non-assessable New Common Stock as shall be determined by dividing the then outstanding principal balance of this Debenture plus all interest then accrued but unpaid hereunder, by $.69 (the "Conversion Price"). No fractional shares of the Company's New Common Stock shall be issued nor shall cash in lieu of fractional shares be paid by the Company.

            A Debenture may be converted in whole or in part by written notice from the Holder to the Company bearing a mailing postmark date not later than the Conversion Termination Date sent to the Principal Office of the Company specifying the portion, if less than all, of the Debenture to be converted, accompanied by surrender of the Debenture. In the event of a partial Conversion of the Debenture by the Holder, another Debenture of like terms equal in principal amount to the unpaid balance of the Debenture partially converted shall be issued to the Holder.

            The shares of New Common Stock issuable upon the Conversion may not be publicly offered or sold unless the person offering or selling such security complies with the registration provisions of the Securities Act of 1933, as amended or any successor legislation thereto, any state securities law applicable to the issuance and sale of such shares and all applicable rules and regulations adopted by any of the foregoing, or unless, in the opinion of counsel who is satisfactory to Company and its counsel, such offer and sale is exempt from such registration provisions. Notwithstanding anything herein to the contrary, unless the shares issuable on Conversion are covered by a current registration statement under the Securities Act of 1933 as amended, or other applicable law at the time of any proposed Conversion, it shall be a condition of the delivery of certificates for shares of the Company's New Common Stock issuable upon the Conversion, that the Holder deliver to Company, together with this Debenture for cancellation, the Holder's written representation in form satisfactory to the Company that the Holder is acquiring the shares without a view to engage in a distribution thereof in violation of applicable laws, rules and regulations relating to such registration. Any unregistered shares issued upon Conversion shall be endorsed with a legend in substantially the following form, and the Holder shall comply with the terms thereof:


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            "These shares have not been registered under the Securities Act of
            1933, as amended, or any successor legislation thereto or under any state securities laws. They may not be transferred by the holder unless, in the opinion of counsel who is satisfactory to the Company and its counsel, such transfer does not violate the registration provisions of such laws."

            5. Redemption. Company may redeem this Debenture at any time in whole or in part, without payment of any premium or penalty. The redemption price shall be the principal amount of the portion of the Debenture redeemed, plus accrued and unpaid interest to the date of redemption. A Debenture may be redeemed by the Company by written notice of redemption specifying the date of redemption (the "Redemption Date"), mailed to the Holder not less than fifteen
(15) days nor more than ninety (90) days prior to the Redemption Date. The Holder shall surrender this Debenture to Company at the Principal Office by the Redemption Date in exchange for the payment due and, in the event of a partial redemption, in exchange for another Debenture of like terms equal in principal amount to the unpaid balance of the principal sum of the Debenture partially redeemed. Upon due tender of the redemption price by Company, no Debenture which has been subject to a notice of redemption, and no part of a Debenture which has been the subject of a notice of partial redemption, shall be deemed to be outstanding for any purpose subsequent to 5:00 p.m. local time at the Principal Office on the Redemption Date, notwithstanding the failure of the Holder to surrender such Debenture. Interest shall cease to accrue on the Debenture or on the portion of a Debenture partially redeemed, as of the Redemption Date.

            6. Events of Default. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder:

                  (a) Failure to pay any amount payable on account of principal or interest on this Debenture or redemption of this Debenture in whole or in part, within thirty (30) days after the date when due;

                  (b) Failure to observe or perform any of the other agreements or covenants of Company herein contained; or

                  (c) The adoption by Company of any plan of merger in which it is not the surviving entity and in which its shareholders prior to the merger do not own the majority of the outstanding stock of the surviving entity, or any plan of consolidation, liquidation or dissolution.

                  (d) The sale or other transfer by Company of all or substantially all of its property or assets except in the usual and ordinary course of the operation of its business.


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                  (e) The commencement of an involuntary case, or the filing of a petition against Company seeking reorganization, arrangement, adjustment or composition of or in respect of Company under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator, custodian, trustee (or similar official) of Company for any substantial part of its property, or seeking the winding up or liquidation of its affairs (and such involuntary case or petition is not dismissed within ninety (90) days after the filing thereof), or the commencement by Company of a voluntary case, or the consent by it to the institution, of bankruptcy or insolvency proceedings against it under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law, or the consent by Company to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of Company for any substantial part of its property, or the making by it of any assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the failure of Company to generally pay its debts as such debts become due or the taking of any corporate action by Company by its stockholders or Board of Directors or any committee thereof in furtherance of any of the foregoing.

            The Company will promptly notify Holders of the Debentures in writing of the occurrence of any event of default under the Debentures.

            If an Event of Default described in (c) or (d) occurs, the entire principal balance of this Debenture shall accelerate and shall become automatically due and payable without further notice or demand within thirty
(30) days following the Event of Default.

            If an Event of Default described in (a), (b) or (e) occurs, and if the Holders of Debentures holding forty percent (40%) or more of the then remaining principal balance of indebtedness under the Debentures give written notice to the Company of an Event of Default (whether or not the Holder of this Debenture gives written notice of an Event of Default), then in such event the entire principal balance of indebtedness under this Debenture shall accelerate and shall become due and payable thirty (30) days after Company's receipt of such notices from Holders of Debentures, unless all Events of Default described in (a), (b) or (e) above have been cured prior to the expiration of such thirty
(30)-day period.

            Any payment due on this Debenture which is not paid within thirty
(30) days after the date when due will bear interest at the rate of three percent (3%) in excess of the rate specified above from the due date until the date of payment.

            7. Subordination. This Debenture shall be subordinated to Senior Debt to the extent indicated herein. "Senior Debt" shall mean any indebtedness or obligation of Company (plus interest, premium and penalties due from or arising out of such indebtedness, or any refinancing thereof), whether now outstanding or hereinafter incurred, to its secured creditors and/or its general or unsecured creditors, including Kingco, L.L.C. and/or its members. All


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present and future indebtedness which is not expressly on a parity with or junior to the Debentures will be superior to the Debentures in right of payment. The Debentures will be on parity with any future subordinated indebtedness of the Company. In case of any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding-up of the Company, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with or junior to the Debentures) will be entitled to be paid in full before any payment may be made on account of the principal of or accrued interest on the Debentures. No payment of principal or interest shall be made on the Debenture if, but only as long as, there exists any default, or the existence of any event which, with the giving of notice, would constitute a default, in the payment of Senior Debt, as determined by the terms of such Senior Debt. No default shall be deemed to exist on Senior Debt to the extent that Company is, in good faith, diligently contesting its obligation to pay or discharge such Senior Debt.

            8. Covenants. Until the principal amount of this Debenture and all accrued interest have been paid in full, Company will not without the prior written consent of the Holder, pay any dividends or make any distributions (other than dividends or distributions in the form of capital stock of Company) to its shareholders.

            9. Anti-Dilution Provisions. In the event that Company shall, at any time prior to the Maturity Date and prior to any Conversion: (i) declare or pay to the holders of its New Common Stock a dividend payable in any kind of shares of stock of Company; or (ii) change or divide or otherwise reclassify its New Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation or other entity; or (iv) make any distribution of its assets to Holders of its New Common Stock in whole or partial liquidation or by way of return of capital, then, upon Conversion, the Holder hereof shall receive for the Conversion Price, in addition to or in substitution for the shares of New Common Stock to which such Holder would otherwise be entitled upon such exercise, such additional shares of stock of Company or such reclassified shares of stock of Company, or such shares of the securities or property of Company if the surviving entity) or of the corporation or other entity resulting from such consolidation, merger or transfer, or such assets of Company, which the Holder would have been entitled to receive had the Conversion occurred immediately prior to the happening of any of the foregoing events. Any plan or agreement devised or executed in connection with any of the foregoing events shall explicitly provide for the aforesaid rights of the Holder of this Debenture. Within a reasonable time prior to or subsequent to the occurrence of any of the foregoing events, Company shall notify the registered Holder hereof with respect to the Holder's rights in connection therewith, and shall include with such notice a detailed written explanation of the relevant events, transactions and resulting capital adjustments to the Holder hereof. If the Holder gives Company no written objection to such adjustments within ten (10) days after the Holder's receipt of such explanation, the Holder hereof may not thereafter object to such adjustments.


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            Company shall, at all times prior to the Maturity Date, reserve or hold available a sufficient number of shares of its New Common Stock to cover the number of shares issuable upon Conversion.

            10. Severability. If any provision of this Debenture is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Debenture shall remain in full force and effect and shall be liberally construed in favor of Holder in order to effectuate the provisions of this Debenture. In addition, in no event shall the rate of interest payable under this Debenture exceed the maximum rate of interest permitted to be charged by the applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Company. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding, and shall be applied to reduce principal. If the excessive amount on interest paid exceeds the sums outstanding, the portion exceeding the said sums outstanding shall be refunded in cash by Holder. Any such crediting or refund shall not cure or waive any default by Company hereunder. Company agrees, however, that in determining whether or not any interest payable under this Debenture exceeds the highest rate permitted by law, any non-principal payment, including, without limitation, fees and late charges, if any, shall be deemed, to the extent permitted by law, to be an expense, fee, premium or liquidated damages, rather than interest.

            11. Modification of Debenture. The rights and obligations of Company and of the Holder may be modified, the terms of this Debenture may be amended and any right of the Holder or other provision hereof may be waived, with the written consent of Company and the registered owners of not less than sixty-seven percent (67%) in principal amount outstanding of all of the Debentures at the time of such modification, amendment or waiver (whether or not the Holder of this Debenture so consents); provided, however, that, without the consent of the Holder of this Debenture, no such modification shall affect the reduction of the principal amount, extend the Maturity Date or reduce the interest rate of this Debenture. Any such consent by the then current Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof, irrespective of whether any notation of such consent or waiver is made upon this Debenture or otherwise. Except as set forth above, Holders shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth therein.

            12. Maintenance of Registry. Company will maintain at its Principal Office or at the office of its agent appointed for such purpose, a registry for the registration and transfer of the Debentures, in which it will register the name and address (to be supplied by each registered owner) of each person to whom the Debentures are issued and the name of each successive Holder presenting a Debenture for registration as herein provided. Company and its agents may deem and treat the person in whose name a Debenture is registered as the absolute owner and Holder thereof for purpose of receiving payment of principal and interest and for all other


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purposes, whether or not the Debenture is overdue and regardless of any notices to Company or its agents, unless and until this Debenture is presented for transfer duly endorsed or assigned by Holder.

            13. Choice of Law. This Debenture, and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            14. Jurisdiction; Service. With respect to any suit, action or proceeding relating to this Debenture, each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District, Commonwealth of Pennsylvania; and (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in any inconvenient forum and further waives the right to object, with respect to such proceedings, that the court does not have jurisdiction over such party. Service of process in any such action may be made, and shall be deemed sufficient, in the manner for the giving of notice set forth herein.

            15. Loss or Destruction. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto, including reasonable attorneys' fees, and upon surrender and cancellation of this Debenture, if mutilated, Company will make and deliver a new Debenture of like tenor in lieu of this Debenture. The face amount of any Debenture made and delivered in accordance with the provisions of this paragraph shall reflect the principal balance then outstanding and shall be dated as of the date to which interest has been paid on this Debenture.

            16. Company Waivers. Except as herein above expressly otherwise provided, Company waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Debenture, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Debenture, and agrees that its liability shall be unconditional without regard to the liability of any other party.

            17. Binding Nature of Debenture. This Debenture shall be binding upon Company and its successors and assigns.

            18. No Waiver, Indulgences, etc. Neither the failure nor any delay on the part of the Holder to exercise any right, remedy, power or privilege under this Debenture shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any


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other occurrence. No waiver shall be effective unless it is in writing and, except as expressly provided above, unless it is signed by the Holder asserted to have granted such waiver.

            19. Notices. All notices required or permitted by this Debenture shall be in writing and shall be deemed to have been duly given when delivered, or when deposited in the United States mails, certified mail, postage pre-paid, return receipt requested, addressed to Company at the Principal Office and addressed to Holder at Holder's address as it appears on the records of Company. Either party may change the address to which notices are to be sent by giving notice of such change of address in conformity with the foregoing provisions.

            20. No Guarantees or Third Party Liability. No recourse shall be had for the payment of the principal, interest or redemption price of this Debenture, or for any premium or other claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, agent, officer or director, past, present or future of Company, or by the enforcement of any assessment or penalty, or otherwise, all such liability being expressly waived and released by Holder's acceptance of this Debenture.

            21. Non-Registration; Investment Intent; Transferability. THIS DEBENTURE AND THE SHARES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAW OF ANY STATE. THIS DEBENTURE HAS BEEN ACQUIRED, AND SUCH SHARES WILL BE ACQUIRED, BY THE HOLDER FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH DEBENTURE OR SHARES UNDER THE ACT, UNLESS IN THE OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO COMPANY AND SUCH COUNSEL SHALL BE SATISFACTORY TO COMPANY), SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT. By acceptance of this Debenture, Holder represents and warrants to Company that the Holder is acquiring this Debenture, and will acquire the shares into which it is convertible, for the Holder's own individual investment account, and not with a view to distribution or resale.

            IN WITNESS WHEREOF, Company has caused this Debenture to be duly executed on ____________, 1998.



                                          CRYSTAL MEDICAL PRODUCTS, INC.



                                    By:   /s/ George Ginader, Chairman
                                          ------------------------------------
                                          George Ginader, Chairman


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